UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 16, 2008 (July 14, 2008)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry Into a Material Definitive Agreement.

Rexahn Pharmaceuticals, Inc. (“Rexahn,” “we” or “us”) entered into an employment agreement with Rakesh Soni on July 14, 2008.  Rexahn has appointed Mr. Soni to serve as Chief Business Officer.  Mr. Soni will report to Rexahn's Chief Executive Officer.

Pursuant to his employment agreement, Mr. Soni will be paid a salary of $200,000 per year and be eligible to receive an annual cash bonus, determined by the Chief Executive Officer, in his sole discretion, of up to 50% of salary.  He will also be entitled to receive such stock options under Rexahn's plan as the Board, in its discretion, deems appropriate.  The initial term will be one year subject to earlier termination as provided in the agreement.  The employment agreement contains change of control provisions which provide, among other things, that if Mr. Soni is terminated without cause within one year after a change of control, he will be entitled to a payment equal to this then current base salary, plus 50% thereof (in respect of the bonus he would have received).   The employment agreement is filed as an exhibit hereto and this description is qualified by reference thereto.

Item 8.01.	Other Events

Rexahn issued a press release announcing the appointment of Rakesh Soni as Chief Business Officer.  The full text of the release is attached as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 14, 2008, by and between Rexahn Pharmaceuticals, Inc. and Rakesh Soni.

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:     July 16, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 14, 2008, by and between Rexahn Pharmaceuticals, Inc. and Rakesh Soni

99	Press Release